EXHIBIT 10.1

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT AND LIMITED WAIVER, dated as of February 22, 2005 (this “Amendment and Limited Waiver”), among The Pacific Lumber Company, a Delaware corporation, and Britt Lumber Co., Inc., a California corporation (each, a “Borrower” and together, the “Borrowers”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Bank of America, N.A., as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

     (1) The Borrowers, the Lenders and the Agent have entered into a Credit Agreement dated as of January 23, 2004 (as amended by Amendment No. 1 to the Credit Agreement, Security Agreement and Fee Letter and Limited Waiver dated as of May 7, 2004, and Amendment No. 2 to the Credit Agreement dated as of October 20, 2004, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment and Limited Waiver have the same meanings as specified in the Credit Agreement.

     (2) The parties acknowledge and agree that the Borrowers are not in compliance with the covenant set forth in Section 7.27 of the Credit Agreement for the fiscal quarter ending December 31, 2004, which non-compliance constitutes a Default under the Credit Agreement.

     (3) The Borrowers have requested that the Lenders grant the limited waiver described herein in order to permit the Borrowers to make a Borrowing notwithstanding the existence and continuance of such Default, as further described herein.

     (4) The Lenders are, on the terms and conditions stated below, willing to grant such request of the Borrowers and the Borrowers and the Lenders have agreed to amend the Credit Agreement and grant a limited waiver as hereinafter set forth.

     SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

     (a) The first “WHEREAS” clause in the preliminary statements is amended in part by deleting the figure “$35,000,000” therein and inserting the figure “$30,000,000” in place thereof.

     (b) Section 1.1 is amended in part by deleting the figure “$35,000,000” therein and inserting the figure “$30,000,000” in place thereof.

     (c) Section 5.2(l) is amended in full to read as follows:

     “(l) (i) no later than the close of business at the end of each Business Day, a Borrowing Base Certificate (for such Business Day) supporting information in respect of Accounts and Inventory (consisting of lumber) in accordance with Section 9 of the Security Agreement and (ii) no later than the close of business at the end of each second Business

Day, a Borrowing Base Certificate (for such Business Day) supporting information in respect of Inventory (consisting of logs) in accordance with Section 9 of the Security Agreement.”

     (d) Clause (ii) of the definition of “Compliance Reserve” is amended in full to read as follows: “in the amount of $2,000,000 until the effective date of the Third Amendment, on and after which date the Compliance Reserve shall be $0.”

     (e) The definition of “Maximum Revolver Amount” in Annex A to the Credit Agreement is amended in part by deleting the figure “$35,000,000” therein and inserting the figure “$30,000,000” in place thereof.

     (f) Annex A to the Credit Agreement is amended in part by inserting the following definition immediately following the definition of “Termination Date” therein:

     “‘Third Amendment’ means Amendment No. 3 and Limited Waiver, dated as of February 22, 2005, to this Agreement.”

     (g) Schedule 1 to the Credit Agreement is deleted in its entirety and replaced with Schedule 1 attached hereto as Exhibit A.

     SECTION 2. Limited Waiver. (a) Subject to the terms and conditions set forth herein, the Lenders hereby waive compliance with the provisions of Section 7.27 of the Credit Agreement for the fiscal quarter ending December 31, 2004 solely as it relates to Section 8.3(a)(ii) of the Credit Agreement. The foregoing waiver shall be effective for the period commencing on the Effective Date and ending on March 11, 2005 (the “Limited Waiver Period”) and thereafter shall be deemed to be void and of no further force or effect.

     (b) The waiver set forth above relates solely to the noncompliance by the Borrowers with the provisions of Section 7.27 of the Credit Agreement in the manner and to the extent described above, and solely for the Limited Waiver Period as described above, and nothing in this Amendment and Limited Waiver shall be deemed to:

     (i) constitute a waiver of compliance by the Borrowers with respect to (i) Section 7.27 of the Credit Agreement in any other instance or as it relates to any other provision, right or remedy of the Agent or the Lenders under the Loan Documents in respect of a Default or an Event of Default, including, without limitation, Sections 1.2(b)(3) and 2.1(b) of the Credit Agreement, (ii) Section 7.27 of the Credit Agreement for the fiscal quarter ending December 31, 2004 as it relates to Sections 8.3(a)(ii) of the Credit Agreement following the expiration of the Limited Waiver Period or (iii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

     (ii) prejudice any right or remedy that the Agent or any Lender may now have or may have hereafter under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

     SECTION 3. Conditions of Effectiveness. This Amendment and Limited Waiver shall become effective as of the date (the “Effective Date”) when, and only when, the Agent shall have received all of the following:

     (a) Counterparts of this Amendment and Limited Waiver executed by the Borrowers and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and Limited Waiver;

     (b) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and Limited Waiver and any other documents to be delivered hereunder, dated the date of receipt thereof by the Agent, and in form and substance satisfactory to the Agent; and

     (c) A fee in the amount of $150,000.

     SECTION 4. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

     (a) Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated with respect to it in the recital of parties to this Amendment and Limited Waiver.

     (b) The execution, delivery and performance by such Borrower of this Amendment and Limited Waiver and the Loan Documents, as amended hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Borrower’s charter or by laws, (ii) violate any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award, binding on or affecting such Borrower or any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under any Loan Document, as amended hereby, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Borrower or any of its Subsidiaries.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by such Borrower of this Amendment and Limited Waiver or any of the Loan Documents, as amended hereby, to which it is or is to be a party.

     (d) This Amendment and Limited Waiver has been duly executed and delivered by such Borrower. This Amendment and Limited Waiver and each of the other Loan Documents, as amended hereby, to which such Borrower is a party are legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

     SECTION 5. Default Rate Election. The parties hereby acknowledge and agree that, based on the preliminary financial information for the most recent fiscal quarter provided by the Borrowers to the Agent, the Borrowers are not in compliance with the covenant set forth in Section 7.27 of the Credit Agreement for the fiscal quarter ending December 31, 2004. The parties hereby further acknowledge and agree that such non-compliance constitutes a Default under the Credit Agreement, in respect of which the Agent and the Required Lenders have elected pursuant to Section 2.1(b) of the Credit Agreement to require that all of the Obligations shall, commencing on the Effective Date, bear interest at the Default Rate applicable thereto so long as such Default (or any Event of Default arising therefrom) has occurred and is continuing.

     SECTION 6. Board Approval. No later than 2 Business Days following the Effective Date, the Borrowers shall deliver to the Agent, certified copies of (A) the resolutions of the Board of Directors of each Borrower approving and ratifying this Amendment and Limited Waiver and the matters contemplated hereby and (B) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and Limited Waiver and the matters contemplated hereby. In the event that the Borrowers shall not have timely delivered the resolutions and other documents required by the preceding sentence, the Agent shall have the option, exercisable in its sole discretion, to terminate the effectiveness of this Amendment and Limited Waiver for all purposes except payment of the fee required pursuant to Section 3(c) hereof.

     SECTION 7. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Limited Waiver.

     (b) Except to the extent of the waiver specifically granted in Section 2 above during the Limited Waiver Period, the Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment and Limited Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     SECTION 8. Costs, Expenses. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and Limited Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 13.7 of the Credit Agreement.

     SECTION 9. Execution in Counterparts. This Amendment and Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Limited Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Limited Waiver.

     SECTION 10. Governing Law. This Amendment and Limited Waiver shall be governed by, and construed in accordance with, the laws of the State of California; provided that the Agent and the Lenders shall retain all rights arising under federal law.

     SECTION 11. Release. Each of the Borrowers acknowledges and agrees that it has no actual or potential claim or cause of action against the Agent or any Lender with respect to any matters relating to the Credit Agreement or any other Loan Document through the date hereof, and hereby waives and releases any right to assert same.

     SECTION 12. Waiver of California Civil Code Section 1542. The parties hereto waive any and all application of California Civil Code Section 1542. The parties acknowledge that each received competent and independent legal advice with respect to the meaning and effect of waiving California Civil Code Section 1542, and is aware of and understands the provisions of that Section, which provides that:

     “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

     The parties understand and acknowledge that they may hereafter discover facts relating to the Claims released herein in addition to or different from those which they believed to be true on the date of execution of this Amendment and Limited Waiver, and the claims released herein shall nonetheless be deemed to be fully, finally, and forever settled and released upon the execution of this Amendment and Limited Waiver, without regard to the subsequent discovery or existence of additional or different facts.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Limited Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

     BORROWERS:

THE PACIFIC LUMBER COMPANY
/s/ Gary L. Clark
By: Gary L. Clark
Title:	Vice President Finance and Administration

BRITT LUMBER CO., INC.
/s/ Gary L. Clark
By: Gary L. Clark
Title:	Vice President Finance and Administration

     AGENT:

BANK OF AMERICA, N.A., as the Agent
/s/ Robert M. Dalton
By: Robert M. Dalton, Vice President

     LENDERS:

BANK OF AMERICA, N.A., as a Lender
/s/ Robert M. Dalton
By: Robert M. Dalton, Vice President

EXHIBIT A

[See attached revised Schedule 1]

SCHEDULE 1

LENDER’S COMMITMENTS

	Revolving Loan
Lender	Commitment	Pro Rata Share
		(3 decimals)
Bank of America, N.A.	$30,000,000	100%

		100%